Exhibit 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


                                                               47, Avenue Hoche
 TEL (212) 715-9100                                              75008 Paris
 FAX (212) 715-8000                                                France


                                                      November 1, 2000

Greg Manning Auctions, Inc.
775 Passaic Avenue
West Caldwell, NJ 07006

                           Registration Statement on Form S-3
                           ----------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Greg Manning Auctions, Inc., a New York corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Act"), in connection with the registration under the Act, for the resale of up to 31,054 shares (the "Stock") of common stock, par value $.01 per share of the Company (the "Common Stock").

                  In connection with the registration of the Stock, we have examined the registration statement on Form S-3, File No. 333-38354 (the "Original Registration Statement"), related to the resale of up to 132,019 shares of Common Stock. We have also examined such additional documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and
(b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

                  Based upon the foregoing, we are of the opinion that the Stock has been validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is part of the Original Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                  We note that a partner of this firm is a member of the board of directors and a shareholder of the Company.

                                       Very truly yours,


                                       /s/ Kramer Levin Naftalis & Frankel LLP


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